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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4, Amendment No. 1, of Salt Holdings Corporation of our report dated April 7, 2003, except for Notes 11 and 16, which are as of May 5, 2003, relating to the financial statements and financial statement schedule of Salt Holdings Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
July 23, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS